CTPartners Executive Search Inc. Announces Fourth Quarter and Full Year 2012 Financial Results

•	Fourth quarter revenue grows 11% to $30.2 million; full year revenue increases 6% to $128 million

•	New search assignments up 23% in fourth quarter, year-over-year

•	Company announces restatement of quarterly financial statements related to Latin America acquisition to account for a post combination compensation charge

•	Fourth quarter GAAP net loss of $0.21 per share; $0.02 net loss on adjusted basis, excluding certain non-recurring charges

•	Full year GAAP net loss of $0.51 per share; $0.16 diluted earnings per share on adjusted basis, excluding certain non-recurring charges, from $0.45 loss per share in 2011

•	Conference call tomorrow, Thursday, March 21, 2013 at 9:00 AM ET
NEW YORK - March 20, 2013 - CTPartners Executive Search Inc. (NYSE MKT:CTP), a leading global retained executive search firm, today announced its financial results for the fourth quarter and year ended December 31, 2012. The Company also announced its intention to restate its 2012 quarterly financial statements for the interim periods through September 30th to account for the acquisition of its Latin American licensee, completed on January 2, 2012. The restatement reclassifies $7.2 million from purchase consideration to post-combination compensation.

“Our fourth quarter net revenue was consistent with the financial guidance we provided on February 26th. We successfully executed our strategic growth plan in 2012 and added more clients and experienced executive search consultants to our team, while expanding our geographic footprint. Excluding the non-recurring post-combination compensation charge and the reorganization charge taken in the third quarter, we generated an adjusted $0.16 in earnings per share, a significant improvement over the prior year.” said Brian Sullivan, Chief Executive Officer.

Restatement
In a Form 8-K filing, CTPartners announced its intention to restate its 2012 quarterly financial statements for the interim periods through September 30th to account for the acquisition of its Latin American licensee. Financial Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”) states that a contingent consideration arrangement in which the payments are automatically forfeited if employment terminates is compensation for post-combination services, which must be recognized over the measurement period of the contingent payment. The purchase agreement provides that the selling shareholders are required to repay to the company up to the aggregate amount of $7.2 million if their employment terminates prior to the 36-month anniversary of the closing of the transaction. To comply with ASC 805, the Company will restate its previously issued financial statements to reflect the contingent purchase consideration as compensation expense for post-combination services rather than a component of purchase price consideration. The restatement reclassifies $7.2 million of the contingent purchase consideration as compensation for post-combination services, which must be recognized over 36 months from the time of acquisition.

The Company also completed an acquisition of Cheverny CEO Search in the fourth quarter of 2012, with similar provisions. Similarly, the acquisition resulted in an additional $1.0 million of deferred post-combination compensation, recognizable over 20 months.
Total estimated post-combination compensation expense for the full year 2012 is $6.3 million, or $4.2 million net of tax. The Company intends to amend certain provisions of the purchase agreements to eliminate all employment contingencies. These amendments will result in a charge in the first quarter of 2013 of approximately $1.9 million to write off the remaining deferred post-combination compensation assets.

In commenting on the financial restatement, Mr. Sullivan said, “It was not the Company's intention, nor the Company's belief that the purchase documents would be interpreted to trigger post-combination compensation, but because of the application of the accounting rules, we were required to restate our financial reports. On an operating basis, Latin America has delivered significant strategic value and continues to make a positive contribution to our financial results.”

Fourth Quarter 2012 Results

In evaluating the Company's performance, the Company has adopted the use of certain non-GAAP measures for a comparison to prior periods. A reconciliation of reported to adjusted results is included in this press release.

Revenue for the fourth quarter was $30.2 million an increase of 11.0% from $27.2 million reported in last year's fourth quarter. Latin America contributed $3.5 million of net revenue, offset by decreases in North America and Asia Pacific. On a GAAP basis, the net loss for the quarter was $1.5 million, or $0.21 per share. Excluding the non-recurring post-combination compensation charge, the net loss was $153,800, or $0.02 per share.

Revenue Breakdown by Region

	Q4 2012		Q4 2011
	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ Decrease	% Increase/ Decrease
North America	16,956,088	56.1%	17,773,092	65.4%	(817,004)	(4.6)%
EMEA	7,996,746	26.4%	7,184,490	26.4%	812,256	11.3%
Asia Pacific	1,800,970	6.0%	2,225,125	8.2%	(424,155)	(19.1)%
Latin America	3,465,376	11.5%	—	—%	3,465,376	—%
	30,219,180	100%	27,182,707	100%	3,036,473	11.2%

Revenue Breakdown by Practice

	Q4 2012		Q4 2011
	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ Decrease	% Increase/ Decrease
Financial Services	8,733,554	28.9%	7,198,441	26.4%	1,535,113	21.3%
TMT	4,604,394	15.2%	5,257,665	19.3%	(653,271)	(12.4)%
Life Science	4,660,889	15.4%	5,944,215	21.9%	(1,283,326)	(21.6)%
Professional Services	5,165,804	17.1%	5,508,792	20.3%	(342,988)	(6.2)%
Consumer/ Retail	4,613,441	15.3%	2,139,417	7.9%	2,474,024	115.6%
Industrial	2,441,098	8.1%	1,134,177	4.2%	1,306,921	115.2%
	30,219,180	100%	27,182,707	100%	3,036,473	11.2%

Performance Metrics-
- Q4 2012 - In the fourth quarter of 2012, the Company made 270 placements with a placement rate of 82%. Average days to placement were 149, compared to 150 in the third quarter of 2012 and 150 in the year-ago period.

There were 299 confirmed searches in the fourth quarter of 2012, a 22.5% increase compared to the fourth quarter of 2011. Productivity, defined as average annualized net revenue per executive search consultant, was $1,173,560 in the fourth quarter 2012 compared to $1,156,711 in the fourth quarter of 2011. The average revenue per executive search was $91,404 in the fourth quarter of 2012 compared to $100,872 in the corresponding period in 2011, down 9.4%, primarily due to lower search fees in Latin America. Excluding Latin America, average revenue per executive search fees was $109,700.

	Three Month Period Ended December 31,		Increase/ (Decrease)	Increase/ (Decrease)
	2012	2011
Number of new search assignments	299	244	55	22.5%
Number of executive search consultants (as of period end)	103	94	9	9.6%
Productivity, as measured by average annualized net revenue per executive search consultant	$1,173,560	$1,156,711	16,849	1.5%
Average revenue per executive search	$91,404	$100,872	(9,468)	(9.4)%

Compensation and Benefits - Q4 2012 - Compensation and employee benefits expense for the quarter was $25.1 million. Excluding the $1.8 million post combination compensation charge, compensation and benefits expense for the fourth quarter of 2012 was $23.3 million, or 77.1% of net revenue, a decrease of $3.0 million from the fourth quarter of 2011. The decrease is due to a $5.1 million reduction in expense in the U.S., Europe, and Asia, offset by a $2.1 million addition in Latin America.

General and Administrative Expenses - Q4 2012 - General and administrative expenses for the fourth quarter of 2012 decreased $0.3 million, to $7.1 million from $7.4 million in the fourth quarter of 2011. The decrease is primarily due to a reduction in professional fees related to legal and accounting.

Full Year 2012 Results

Net revenue increased $7.3 million, or 6.0%, to $128.4 million in 2012 from $121.1 million in 2011. The increase in net revenue was primarily due to the inclusion of the Latin America operations, which contributed $13.4 million in net revenue for the year ended December 31, 2012. On a GAAP basis, the net loss for the year was $3.6 million, or $0.51 per share. Excluding the post-combination compensation charge and the reorganization charge taken in the third quarter, net income was $1.2 million, or $0.16, compared to a loss per share of $0.45 in 2011.

Revenue Breakdown by Region

	2012		2011
	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ Decrease	% Increase/ Decrease
North America	77,559,087	60.4%	78,766,405	65.1%	(1,207,318)	(1.5)%
EMEA	28,438,623	22.2%	32,047,769	26.4%	(3,609,146)	(11.3)%
Asia Pacific	8,986,312	7.0%	10,271,724	8.5%	(1,285,412)	(12.5)%
Latin America	13,397,557	10.4%	—	—%	13,397,557	—%
	128,381,579	100%	121,085,898	100%	7,295,681	6.0%

Revenue Breakdown by Practice

	2012		2011
	Revenue	% of Net Revenue	Revenue	% of Net Revenue	Increase/ Decrease	% Increase/ Decrease
Financial Services	39,272,709	30.6%	39,731,626	32.9%	(458,917)	(1.2)%
TMT	16,949,100	13.2%	21,592,127	17.8%	(4,643,027)	(21.5)%
Life Science	21,978,999	17.1%	21,944,184	18.1%	34,815	0.2%
Professional Services	18,538,491	14.4%	21,580,967	17.8%	(3,042,476)	(14.1)%
Consumer/ Retail	20,631,883	16.1%	8,739,320	7.2%	11,892,563	136.1%
Industrial	11,010,397	8.6%	7,497,674	6.2%	3,512,723	46.9%
	128,381,579	100%	121,085,898	100%	7,295,681	6.0%
Consumer/ Retail and Industrial practices demonstrated significant growth, in particular, in North America and Latin America regions.

Performance Metrics - 2012 - There were 1,352 searches confirmed in 2012, an increase of 22.9% as compared to 1,100 new searches confirmed in 2011. Productivity, defined as average annualized net revenue per executive search consultant was $1,246,400 for twelve months ended December 31, 2012, compared to $1,288,100 for the twelve months ended December 31, 2011. The average revenue per executive search was $91,900 for 2012, compared to $105,000 in 2011. The decrease is primarily due to lower average search fees in Latin America. Excluding Latin America, productivity and average revenue per executive search would have been $1,319,500 and $108,100, respectively, for the twelve months ended December 31, 2012.

Performance Metrics	Year Ended December 31, 2012	Year Ended December 31, 2011	Increase/ Decrease	Percentage Increase/ Decrease
Number of new search assignments	1,352	1,100	252	22.9%
Number of executive search consultants (as of period end)	103	94	9	9.6%
Productivity, as measured by average annualized net revenue per executive search consultant	$1,246,400	$1,288,100	$(41,700)	(3.2)%
Average revenue per executive search	$91,900	$105,000	$(13,100)	(12.5)%

Compensation and Benefits - 2012 - Compensation and employee benefits expense increased $7.5 million, or 7.6%, to $105.7 million in 2012 from $98.2 million in 2011. Excluding the post-combination compensation charge of $6.3 million and the reorganization charge of $1.1 million, compensation and benefits expense was $98.3 million and decreased to 76.5% of net revenue in 2012, compared to 81.1% in 2011. The slight increase is principally comprised of an increase of $8.1 million due to the addition of the Latin America operation offset by an $8.0 million decrease from all other locations related to lower talent acquisition costs and consultant salaries and bonuses.

General and Administrative Expenses - 2012 - General and administrative expenses increased $0.4 million, or 1.4%, to $27.5 million in 2012 from $27.1 million in 2011. The increase is comprised of $2.5 million of general and administrative costs for Latin America, principally offset by decreases in foreign currency translation expense and professional fees.

Income Before Taxes and Income Tax Expense - 2012 - In 2012 the loss before income taxes was $5.3 million and income tax benefit was $1.7 million, compared to a loss before taxes of $4.6 million and an income tax benefit of $1.4 million in 2011. Excluding reorganization charge and post-combination compensation expense, income before income taxes was $2.0 million. The increase in income tax benefit was primarily due to a $0.6 million increase in loss before income taxes. The Company's effective tax rate was 31.9%.

Cash
The cash balance at December 31, 2012 was $15.9 million compared to $14.9 million in the third quarter 2012, and $21.8 million at December 31, 2011. The year-over-year reduction in the cash balance was mainly due to the acquisition of the Company's Latin America licensee and the repurchase of common stock.

Share Repurchase
During 2012, CTPartners repurchased 235,253 shares of its common stock at an average price per share of $4.93, at a cost of $998,169, which is the cumulative amount used to repurchase shares under the 2012 Share Repurchase Program. The number of shares outstanding at December 31, 2012 was 7.0 million.

First Quarter 2013 Guidance

The Company expects to report revenue of $28.5 million to $29.5 million and an adjusted loss per share of $0.03 to $0.06, excluding the non-recurring charges. Brian Sullivan stated, “To date, while March has shown improvement over January and February, we expect first quarter net revenue to be slightly down from the fourth quarter of 2012. We continue to operate in a challenging global market, particularly in Europe. We are committed to reducing costs throughout the global organization and will align our cost structure to our revenue levels. In looking at the full year 2013, our goal continues to be improving our operating margin while growing revenue.”

Conference Call and Webcast
The Company will host a conference call and webcast on Thursday, March 21, at 9:00 AM ET. A replay of the event will be available for one week following the conclusion of the live call.

Fourth Quarter and Full Year 2012 Financial Results Conference Call and Webcast
Date: Thursday, March 21, 2013
Time: 9:00 AM ET

Audio Webcast: http://investor.ctnet.com
Conference Line (U.S.): 866 270.6057
Conference Line (International): +1 617 213.8891
Participant Passcode: 69684600

Replay Conference Line (U.S.): 888 286.8010
Replay Conference Line (International): +1 617 801.6888
Replay Passcode: 50138779

CTPartners' Form 10-K will available online at http://investor.ctnet.com/ and www.sec.gov.

About CTPartners
CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms.

With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.  Headquartered in New York, CTPartners has 23 offices in 15 countries.
 www.ctnet.com

Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our ability to amend certain provisions of previously executed purchase agreements; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 20, 2013. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
Contact:
CTPartners
Jennifer Silver
617-316-5527
jsilver@ctnet.com

Investor Relations
Aimee Gordon/Robert Jones
EVC Group
646-445-4800/646-201-5447
agordon@evcgroup.com / bjones@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2012	December 31, 2011
Assets
Current Assets
Cash	$15,947,102	$21,830,120
Accounts receivable, net	23,100,348	19,612,236
Other receivables	90,524	559,526
Prepaid expenses	2,948,694	2,394,872
Deferred income taxes	2,636,222	1,769,936
Income taxes receivable	0	1,592,562
Other	3,684,677	712,519
Total current assets	48,407,567	48,471,771
Non-current assets
Leasehold Improvements and Equipment, net	3,472,645	4,332,865
Goodwill and Intangible Assets	3,410,447	0
Other Assets	1,867,334	2,056,931
Deferred Income Taxes	3,316,566	678,554
	$60,474,559	$55,540,121
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$3,186,349	$155,340
Accounts payable	1,761,706	993,558
Accrued compensation	24,400,563	23,660,070
Accrued business taxes	1,464,538	741,141
Income taxes payable	232,967	0
Accrued expenses	3,762,231	3,032,950
Total current liabilities	34,808,354	28,583,059
Long-Term Liabilities
Long-term debt, less current maturities	3,488,439	470,109
Deferred rent, less current maturities	1,366,506	1,649,070
Total long-term liabilities	4,854,945	2,119,179

Stockholders’ Equity	20,811,260	24,837,883
	$60,474,559	$55,540,121

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011
Revenue
Net revenue	$30,219,180	$27,182,707
Reimbursable expenses	1,190,912	1,195,533
Total revenue	31,410,092	28,378,240
Operating expenses
Compensation and benefits	25,080,771	26,290,667
General and administrative	7,072,228	7,436,112
Reimbursable expenses	1,175,963	1,403,720
Total Operating Expenses	33,328,962	35,130,499
Operating (loss) income	(1,918,870)	(6,752,259)
Interest (expense) income, net	(35,824)	4,170
Income (loss) before income taxes	(1,954,694)	(6,748,089)
Income tax (expense) benefit	461,402	2,164,306
Net income (loss)	$(1,493,292)	$(4,583,783)

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year Ended December 31, 2012	Year Ended December 31, 2011
Revenue
Net revenue	$128,381,579	$121,085,898
Reimbursable expenses	4,533,667	5,033,024
Total revenue	132,915,246	126,118,922
Operating expenses
Compensation and benefits	105,732,358	98,224,549
General and administrative	27,502,792	27,130,437
Reimbursable expenses	4,784,739	5,406,685
Total Operating Expenses	138,019,889	130,761,671
Operating (loss) income	(5,104,643)	(4,642,749)
Interest (expense) income, net	(159,664)	2,150
Income (loss) before income taxes	(5,264,307)	(4,640,599)
Income tax (expense) benefit	1,680,484	1,406,037
Net income (loss)	$(3,583,823)	$(3,234,562)
Basic and diluted income (loss) per common share	$(0.51)	$(0.45)
Basic and diluted weighted average common shares	7,087,769	7,189,247

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Years Ended December 31,
	2012	2011
Cash Flows From Operating Activities
Net (loss) income	$(3,583,823)	$(3,234,562)
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	1,313,068	1,398,012
Reorganization Charges	882,080	0
Share/equity-based compensation	733,531	2,114,898
Amortization of discount on seller notes	183,022	0
Amortization of post combination compensation	6,347,139	0
Payment of post combination compensation	(2,203,437)	0
Deferred income taxes	(5,030,933)	(818,684)
Other comprehensive income change for pension plan termination	0	492,761
Changes in operating assets and liabilities:
Accounts receivable, net	(3,264,127)	1,570,699
Prepaid expenses	(596,176)	193,101
Income taxes receivable	1,994,793	(1,592,562)
Other assets and receivables	(1,104,402)	(832,690)
Accounts payables	745,375	(578,124)
Accrued compensation	907,485	5,647,926
Accrued business taxes	2,219,113	(684,698)
Income taxes payable	-	(1,172,649)
Accrued expenses	112,194	(888,691)
Deferred rent	(168,752)	52,511
Net cash provided by operating activities	(513,850)	1,667,248
Cash Flows From Investing Activities
Acquisition of businesses	(3,564,043)	0
Purchase of leasehold improvements and equipment	(270,287)	(2,556,325)
Net cash used in investing activities	(3,834,330)	(2,556,325)
Cash Flows From Financing Activities
Payments on long-term debt	(155,340)	(179,442)
Repurchase of common stock	(1,023,719)	(998,701)
Net cash (used in) provided by financing activities	(1,179,059)	(1,178,143)
Net (decrease) increase in cash	(5,527,239)	(2,067,220)
Effect of foreign currency on cash	(355,779)	(133,203)
Cash:
Beginning	21,830,120	24,030,543
Ending	$15,947,102	$21,830,120

SELECTED FINANCIAL DATA EXCLUDING CERTIN NON-RECURRING CHARGES (UNAUDITED)

	Reconciliation of Non-GAAP Measures to Net Income for the Three Months Ended (Unaudited)
	December 31, 2012			December 31, 2011
	Results of Operations	Effect of Adjustments	Adjusted Results of Operations (1)	Results of Operations	Effect of Adjustments	Adjusted Results of Operations (1)
Revenue
Net revenue	$30,219,180	$0	$30,219,180	$27,182,707	$0	$27,182,707
Reimbursable expenses	1,190,912	0	1,190,912	1,195,533	0	1,195,533
Total Revenue	31,410,092	0	31,410,092	28,378,240	0	28,378,240
Operating Expenses
Compensation and benefits	25,080,771	1,771,599	23,309,172	26,290,667	0	26,290,667
General and administrative	7,072,228	0	7,072,228	7,436,112	0	7,436,112
Reimbursable expenses	1,175,963	0	1,175,963	1,403,720	0	1,403,720
Total Operating Expenses	33,328,962	1,771,599	31,557,363	35,130,499	0	35,130,499
Operating income (loss)	(1,918,870)	(1,771,599)	(147,271)	(6,752,259)	0	(6,752,259)
Net income (loss)	$(1,493,292)	(1,339,450)	(153,842)	(4,583,783)	0	$(4,583,783)

(1) Adjusted result is a non-GAAP financial measure that excludes non-recurring post-combination compensation charges of $1,771,600 (or $1,339,400, net of tax effect), for the three months ended December 31, 2012. No post-combination compensation costs were incurred during the year ended December 31, 2011.
Use of non-GAAP measures: The tables above contain selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”). We define adjusted results of operations as follows:

•	Adjusted operating income is defined as operating income adjusted to exclude reorganization and post-combination compensation charges, net.

•	Adjusted net income is defined as net income adjusted to exclude reorganization and post-combination compensation charges, net of tax effect.

SELECTED FINANCIAL DATA EXCLUDING CERTIN NON-RECURRING CHARGES (UNAUDITED)

	Reconciliation of Non-GAAP Measures to Net Income for the Year Ended (Unaudited)
	December 31, 2012			December 31, 2011
	Results of Operations	Effect of Adjustments	Adjusted Results of Operations (1)	Results of Operations	Effect of Adjustments	Adjusted Results of Operations (1)
Revenue
Net revenue	$128,381,579	$0	$128,381,579	$121,085,898	$0	$121,085,898
Reimbursable expenses	4,533,667	0	4,533,667	5,033,024	0	5,033,024
Total Revenue	132,915,246	0	132,915,246	126,118,922	0	126,118,922
Operating Expenses
Compensation and benefits	105,732,358	7,457,833	98,274,525	98,224,549	0	98,224,549
General and administrative	27,502,792	(146,514)	27,649,306	27,130,437	0	27,130,437
Reimbursable expenses	4,784,739	0	4,784,739	5,406,685	0	5,406,685
Total Operating Expenses	138,019,889	7,311,319	130,708,570	130,761,671	0	130,761,671
Operating income (loss)	(5,104,643)	(7,311,319)	2,206,676	(4,642,749)	0	(4,642,749)
Net income (loss)	$(3,583,823)	(4,744,032)	1,160,209	(3,234,562)	0	$(3,234,562)
Basic income per common share	$(0.51)	(0.67)	0.16	(0.45)	0.00	$(0.45)
Diluted income per common share	$(0.51)	(0.67)	0.16	(0.45)	0.00	$(0.45)

(1) Adjusted result is a non-GAAP financial measure that exclude reorganization charges of 964,000 (or $575,615, net of tax effect) and post-combination compensation charges of $6,347,000 ($4,168,000 net of tax), for the year ended December 31, 2012. No reorganization costs or post-combination compensation were incurred during the year ended December 31, 2011.
Use of non-GAAP measures: The tables above contain selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”). We define adjusted results of operations as follows:

•	Adjusted operating income is defined as operating income adjusted to exclude reorganization charges post-combination compensation charges, net.

•	Adjusted net income is defined as net income adjusted to exclude reorganization charges post-combination compensation charges, net of tax effect.

•	Adjusted basic and diluted earnings per share are calculated by adjusting the numerator by the amount of the reorganization charges post-combination compensation charges, net of tax effect.